CONSENT OF INDEPENDENT AUDITORS



     We consent to the references to our firm under the captions "Independent Auditors" and "Financial Statements" and to the use of our report dated February 1, 1996, in the Registration Statement (Form N-1A) and related Prospectus of Twentieth Century Strategic Asset Allocations, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-79482) and under the Investment Company Act of 1940 (Registration No. 811-8532).



                                                     Ernst & Young LLP


Kansas City, Missouri
February 5, 1996